Exhibit 99.1

Onconetix Announces Appointment of Seasoned Biotech Executives Dr. Ajit Singh and

Dr. Thomas Meier to Its Board of Directors

CINCINNATI, February 13, 2024 – Onconetix, Inc., (Nasdaq: ONCO) (“Onconetix” or the “Company”), a commercial stage biotechnology company focused on developing and commercializing therapeutics, diagnostics, and services for clinicians and patients in oncology, today announced the appointment of Ajit Singh, Ph.D. and Thomas Meier, Ph.D. to its Board of Directors.

“We are thrilled to announce the addition of Dr. Singh and Dr. Meier to the Board of Directors of Onconetix,” stated Chairman of the Board James Sapirstein. “They bring enormous experience in the biotech industry to their roles, particularly in a commercial execution capacity, and we look forward to taking advantage of their knowledge as we move the company forward into a new era.”

Dr. Singh is currently a Partner at Silicon Valley-based Artiman Ventures, a firm focused on early-stage technology and life science investments with over $1 billion in assets under management, and serves on the boards of Artiman portfolio companies, Sofie Biosciences, Leo Cancer Care, Artidis and Chronus Health, and is also a member of the Board of Trustees of the American Association for Cancer Research (AACR) Foundation. Dr. Singh serves as an Adjunct Professor in the School of Medicine at Stanford, where he teaches clinical diagnostics and entrepreneurship. Prior, Dr. Singh was President and CEO of Biolmagene (acquired by Roche Pharmaceuticals), a company specialized in AI-based cancer diagnostics, and also served as the global CEO of Siemens Oncology and Siemens Digital Imaging Systems. Dr. Singh has held several board positions including Lead Director at Max Healthcare, board member at Cadila Pharmaceuticals, and Senior Advisor to the Tata Trusts Cancer program.

“I am honored to join the Board and look forward to contributing to the development of new diagnostics and therapeutics in oncology, an area in which I am very familiar, and one that still has great need to improve patient outcomes. I look forward to working with the team at Onconetix,” stated Dr. Singh.

Dr. Meier, Managing Partner of Viopas Venture Consulting GmbH, is an internationally recognized life science entrepreneur, with more than two decades of experience across different facets of biotechnology company operations, including fundraising, deal creation, product approvals and launches, and advisement. Dr. Meier was a co-founder of Santhera Pharmaceuticals Holding AG, where he has held several executive positions, contributed to Santhera’s initial public offering on the Swiss Stock Exchange and raised approximately $300 million to advance Santhera’s pipeline. Dr. Meier managed the regulatory approval process for Raxone® indicated in Europe for the treatment of Leber hereditary optic neuropathy and currently is the chairman of Santhera. He is co-founder, board member and advisor for several biotech companies in Switzerland and the US. He acted as advisor to the sellers in the transaction merging Proteomedix AG and Blue Water Biotech, Inc. to form Onconetix, and serves as Proteomedix’s representative during the post-merger integration.

“I am happy to join the Onconetix Board of Directors, and I look forward to leveraging my skills and experience in support of the company and to help it succeed as it moves into a new phase of growth,” said Dr. Meier.

About Onconetix, Inc.

Onconetix, Inc. (Nasdaq: ONCO) (formerly Blue Water Biotech, Inc. (BWV)) is a commercial stage biotechnology company focused on the research, development and commercialization of proprietary therapeutics, diagnostics and services for clinicians and patients for oncology. The Company currently has Entadfi®, an FDA approved, oral therapeutic for the treatment of benign prostatic hyperplasia (BPH), a disorder of the prostate, and Proclarix®, an advanced proprietary diagnostic system for screening and diagnosis for men with indeterminate Prostate Specific Antigen (PSA) assessments in prostate cancer oncology. For more information, visit www.onconetix.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Onconetix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to Onconetix’s ability to integrate the acquisition of Proteomedix (the “Transaction”); risks related to Onconetix’s ability to commercialize ENTADFI® and Proclarix® described herein; risks related to Onconetix’s ability to expand its business scope and integrate the assets and commercial operations acquired in the Transaction into Onconetix’s business; risks related to Onconetix’s ability to attract, hire and retain skilled personnel necessary to commercialize and operate the company’s commercial products; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the timing and progress of clinical development of our product candidates in oncology; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. Onconetix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Onconetix’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023, and periodic reports filed with the SEC on or after the date thereof. All of Onconetix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor and Media Contact Information:

Russo Partners, LLC
Nic Johnson
Telephone: (212) 845-4242
Email: Nic.Johnson@russopartnersllc.com